EXHIBIT 24.1
TRIMAS CORPORATION
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of TriMas Corporation, a Delaware corporation (the “Registrant”), hereby constitutes and appoints Jill S. Stress and Jodi F. Robin, or either of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statements”) with respect to the registration under the Securities Act of 1933, as amended, of common stock, $0.01 par value per share, of the Registrant deliverable in connection with certain inducement equity awards granted by the Registrant, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statements and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statements, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 23rd day of June 2025:

/s/ Thomas J. Snyder Thomas J. Snyder President and Chief Executive Officer and Director (principal executive officer)	/s/ Teresa M. Finley Teresa M. Finley Interim Chief Financial Officer and Director (principal financial officer and principal accounting officer)
/s/ Herbert K. Parker Herbert K. Parker Director	/s/ Holly M. Boehne Holly M. Boehne Director
/s/ Jeffrey A. Fielkow Jeffrey A. Fielkow Director	/s/ Shawn S. Sedaghat Shawn S. Sedaghat Director
/s/ Adrianne W. Shapira Adrianne W. Shapira Director	/s/ Nick L. Stanage Nick L. Stanage Director
/s/ Daniel P. Tredwell Daniel P. Tredwell Director